Exhibit 99.1

Ixia Announces Record First Quarter 2012 Revenue

CALABASAS, CA, April 19, 2012 -- Ixia (Nasdaq:XXIA) today reported its financial results for the first quarter ended March 31, 2012.

Total revenue for the 2012 first quarter was $85.6 million, compared with $78.5 million reported for the 2011 first quarter and $83.7 million reported for the 2011 fourth quarter.

On a GAAP basis, the company recorded net income for the 2012 first quarter of $4.4 million, or $0.06 per diluted share, compared with net income of $7.1 million, or $0.10 per diluted share, for the 2011 first quarter.

Non-GAAP net income for the 2012 first quarter was $11.4 million, or $0.15 per diluted share, compared with non-GAAP net income of $12.2 million, or $0.16 per diluted share, for the 2011 first quarter.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures for the 2012 and 2011 first quarters may be found in the attached financial tables.

“In the first quarter, we achieved record revenue primarily driven by a robust quarter in Japan as well as the strong sales of our LTE solutions worldwide,” commented Victor Alston, Ixia’s chief operating officer. “We are encouraged by the strong start to the year and the opportunities for growth we see in 2012. While we have seen increases in the levels of our operating expenses over the last few quarters, we believe that these investments position us well in the more rapidly growing and promising segments of our market, including virtualization, cloud, mobility and security test solutions for the converged networks of the future. These investments pave the way for Ixia to be a leader in emerging markets for the years to come.”

Ixia ended the first quarter with approximately $422 million in cash and investments, compared with $385 million at December 31, 2011.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2012 first quarter results and its business outlook for the 2012 second quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution – from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi and 3G/LTE networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011

Assets

Current assets:
Cash and cash equivalents	$49,414	$42,729
Short-term investments in marketable securities	169,751	156,684
Accounts receivable, net	63,357	65,357
Inventories	26,796	27,239
Prepaid expenses and other current assets	13,330	12,700

Total current assets	322,648	304,709

Investments in marketable securities	202,381	185,608
Property and equipment, net	25,817	25,060
Intangible assets, net	42,189	46,028
Goodwill	66,429	66,429
Other assets	6,750	6,633

Total assets	$666,214	$634,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,948	$5,005
Accrued expenses	31,685	27,301
Deferred revenues	46,731	40,963
Income taxes payable	900	895

Total current liabilities	89,264	74,164

Deferred revenues	10,220	10,092
Other liabilities	6,494	5,849
Convertible senior notes	200,000	200,000

Total liabilities	305,978	290,105

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at March 31, 2012 and December 31, 2011; 71,179 and 70,240 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	138,277	132,330
Additional paid-in capital	150,598	145,840
Retained earnings	68,344	63,962
Accumulated other comprehensive income	3,017	2,230

Total shareholders’ equity	360,236	344,362

Total liabilities and shareholders’ equity	$666,214	$634,467

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2012	2011
Revenues:
Products	$69,043	$64,927
Services	16,600	13,534

Total revenues	85,643	78,461

Costs and operating expenses:(1)
Cost of revenues - products	14,782	14,021
Cost of revenues - services	2,130	1,478
Research and development	20,851	18,519
Sales and marketing	24,607	22,918
General and administrative	11,516	8,398
Amortization of intangible assets	4,045	3,690
Acquisition and other related	425	—

Total costs and operating expenses	78,356	69,024

Income from operations	7,287	9,437
Interest income and other, net	110	538
Interest expense	(1,800)	(1,800)

Income before income taxes	5,597	8,175
Income tax expense	1,215	1,066

Net income	$4,382	$7,109

Earnings per share:
Basic	$0.06	$0.10
Diluted	$0.06	$0.10

Weighted average number of common and common equivalent shares outstanding:
Basic	70,580	68,121
Diluted	72,954	71,433

(1) Stock-based compensation included in:
Cost of revenues - products	$96	$136
Cost of revenues - services	37	51
Research and development	1,279	1,374
Sales and marketing	1,023	1,041
General and administrative	1,666	1,259

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	Three months ended March 31,
	2012		2011
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$85,643	100%	$78,461	100%

Total cost of revenues – GAAP	$16,912	19.7%	$15,499	19.8%
Stock-based compensation(a)	(133)	-0.1%	(187)	-0.3%

Total cost of revenues – Non-GAAP	$16,779	19.6%	$15,312	19.5%

Operating expenses – GAAP	$61,444	71.7%	$53,525	68.2%
Amortization of intangible assets(b)	(4,045)	-4.7%	(3,690)	-4.7%
Acquisition and other related(c)	(425)	-0.5%	—	—%
Stock-based compensation(a)	(3,968)	-4.6%	(3,674)	-4.7%
Legal, contract settlements and other(d)	(1,682)	-2.0%	(900)	-1.1%

Operating expenses – Non-GAAP	$51,324	59.9%	$45,261	57.7%

Operating margin – GAAP	$7,287	8.5%	$9,437	12.0%
Amortization of intangible assets(b)	4,045	4.7%	3,690	4.7%
Acquisition and other related(c)	425	0.5%	—	—%
Stock-based compensation(a)	4,101	4.8%	3,861	5.0%
Legal, contract settlements and other (d)	1,682	2.0%	900	1.1%

Operating margin – Non-GAAP	$17,540	20.5%	$17,888	22.8%

Income tax expense – GAAP	$1,215	1.4%	$1,066	1.4%
Effect of reconciling items(e)	3,211	3.8%	3,391	4.3%

Income tax expense – Non-GAAP	$4,426	5.2%	$4,457	5.7%

Net income – GAAP	$4,382	5.1%	$7,109	9.1%
Effect of reconciling items(f)	7,042	8.2%	5,060	6.4%

Net income – Non-GAAP	$11,424	13.3%	$12,169	15.5%

Diluted earnings per share – GAAP	$0.06		$0.10
Effect of reconciling items(g)(h)	0.09		0.06

Diluted earnings per share – Non-GAAP	$0.15		$0.16

(a)

This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)

This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and VeriWave, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)

This reconciling item represents costs associated with acquisition-related activities. These acquisition and other related costs consist primarily of professional fees for legal, accounting and tax services, and other related costs. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)

This reconciling item represents a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract and a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the previously announced departure of our CEO. We believe that by excluding these charges, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)

This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c) and (d) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), on a diluted per share basis.

(h)

This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.